                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a- 6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or  (S) 240.14a-12

                        BELLWETHER EXPLORATION COMPANY
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         -------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         -------------------------------------------------------------------

    3)   Filing Party:

         -------------------------------------------------------------------

    4)   Date Filed:

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

                        [BELLWETHER LOGO APPEARS HERE]

                        BELLWETHER EXPLORATION COMPANY


                                 April 28, 1999

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Bellwether Exploration Company which will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas, on Friday, May 28, 1999, at 10:00 a.m., Houston time.

     The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The report to stockholders for the period ending December 31, 1998 is being mailed to stockholders along with these proxy materials.

     It is important that your shares be represented at this Annual Meeting, regardless of the size of your holdings. We urge you to return the signed proxy in the enclosed envelope as soon as possible. If you do attend the meeting in person, you may withdraw your proxy and vote your stock if you so desire. We value your opinions and encourage you to participate in the Annual Meeting by voting your proxy.

                                        Very truly yours,

                                        /s/ J. DARBY SERE
                                        ----------------------------------
                                        J. Darby Sere
                                        Chairman of the Board and
                                        Chief Executive Officer


1331 Lamar   Suite 1455  Houston, Texas  77010-3039    Phone: (713) 650-1025
                              Fax: (713) 652-2916

                        BELLWETHER EXPLORATION COMPANY
                         1331 LAMAR STREET, SUITE 1455
                          HOUSTON, TEXAS  77010-3039
                                (713) 650-1025

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, MAY 28, 1999

To the Stockholders of
Bellwether Exploration Company:

     The Annual Meeting of Stockholders of BELLWETHER EXPLORATION COMPANY (the "Company") will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas at 10:00 a.m., Houston time, on Friday, May 28, 1999, for the following purposes:

     1. To elect the nominees to the Board of Directors to serve until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on April 13, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days prior to the Annual Meeting, at the offices of the Company at 1331 Lamar Street, Suite 1455, Houston, Texas 77010-3039. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present for any purpose germane to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly.

                                     Sincerely,

                                     /s/ J. DARBY SERE
                                     -------------------------------------
                                     J. Darby Sere
                                     Chairman of the Board and Chief
                                     Executive Officer


Houston, Texas
April 28, 1999



------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

           TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
           POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY
                        IF MAILED IN THE UNITED STATES.


-------------------------------------------------------------------------------

                                PROXY STATEMENT

                           ________________________

                         BELLWETHER EXPLORATION COMPANY
                         1331 Lamar Street, Suite 1455
                           Houston, Texas 77010-3039
                                 (713) 650-1025


                         ANNUAL MEETING OF STOCKHOLDERS
                              Friday, May 28, 1999

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Bellwether Exploration Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 28, 1999 (the "Annual Meeting") at 10:00 a.m., Houston time, at the Houston Center Club, 1100 Caroline Street, Houston, Texas, and at any adjournment(s) thereof, for the purposes set forth in this Proxy Statement.

     This Proxy Statement and the enclosed form of proxy are being mailed on or about April 28, 1999 to the stockholders of record as of April 13, 1999. The Annual Report to stockholders for the fiscal year ended December 31, 1998 is also being mailed to stockholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the materials for the solicitation of proxies.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of the election of the seven nominees to the Board of Directors of the Company named herein. The Board of Directors is not presently aware of other proposals which may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

                            QUORUM AND OTHER MATTERS

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner has withheld from the nominee discretion (a "non-vote") for voting on some or all other matters.

                              VOTING REQUIREMENTS

     The Board of Directors of the Company has fixed the close of business on April 13, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 13,854,002 shares of its common stock, $.01 par value ("Common Stock"). Only the record owners of the Company's Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

     Each share of Common Stock is entitled to one vote, in person or by proxy, with respect to the election of directors and any other proposal properly brought before the Annual Meeting. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.

     Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

                               PROXY INFORMATION

     A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth herein.

     The enclosed form of proxy may be revoked at any time prior to its exercise by executing a new proxy with a later date, by voting in person at the Annual Meeting, or by giving written notice of revocation to Robert J. Bensh, Secretary of the Company, at any time before the proxy is voted at the Annual Meeting. Please ensure that your shares will be voted by completing, signing, dating and returning the enclosed form of proxy in the enclosed postage-paid envelope.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Management and Principal Stockholders

     The following table sets forth, as of the Record Date, certain information with respect to ownership of the Company's Common Stock as to (a) all persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Company as a group. The information set forth in the following table is based on public filings made with the Securities and Exchange Commission (the "Commission") as of the Record Date and certain information supplied to the Company by the persons listed below. Unless otherwise indicated, all shares of Common Stock are owned directly and each owner has sole voting and investment power with respect thereto.


                                                          Amount and Nature of
       Name and Address of Beneficial Owner               Beneficial Ownership         Percent of Class
---------------------------------------------------     -----------------------        ----------------
Prudential Insurance Company of America............         1,417,400  (a)                    10.23%
 751 Broad Street
 Newark, New Jersey  07102-3777

Alpine Investment Partners.........................           979,832  (b)                     7.07%
Rho Management Trust III
 767 Fifth Avenue
 New York, New York  10153

Dimensional Fund Advisors Inc......................           847,000 (c)                      6.11%
 1299 Ocean Avenue, Eleventh Floor
 Santa Monica, California  90401

Fleet Financial Group, Inc.........................           729,299 (d)                      5.26%
 One Federal Street
 Boston, Massachusetts  02110

J. Darby Sere......................................           413,641 (e)                      2.93%
J. P. Bryan........................................           403,497 (f)                      2.86%
A. K. McLanahan....................................            22,250 (g)                       *
Vincent H. Buckley.................................            19,125 (g)                       *
Dr. Jack Birks.....................................            16,000 (g)                       *
Habib Kairouz......................................            18,000 (h)                       *
Townes G. Pressler.................................            11,500 (i)                       *
William C. Rankin..................................            78,000 (j)                       *

All executive officers and directors as a group
 (8 persons).......................................           982,013                          6.78%

---------------------------------------------------
* Under 1%

(a) Based on a Schedule 13G/A filed with the Commission on February 9, 1999 by The Prudential Insurance Company of America ("Prudential"). Prudential has sole voting and investment power with respect to 362,400 shares of Common Stock and shared voting and investment power with respect to 1,055,000 shares of Common Stock.

(b) Based on a Schedule 13D/A filed with the Commission April 30, 1997, by Rho Management Partners, L.P. ("Rho"), Rho Management Trust III ("Trust"), Joshua Ruch, and Alpine Investment Partners ("Alpine"). Joshua Ruch and Rho may be deemed to be the beneficial owners of the shares of Common Stock held in the name of Alpine and the Trust. Mr. Ruch and Rho share voting and dispositive power over 728,590 shares of Common Stock held in the name of Alpine and Mr. Ruch and the Trust share voting and dispositive power over 225,000 shares of Common Stock held in the name of the Trust. Mr. Ruch also has sole voting and dispositive power over 26,242 of the shares shown. The amount shown includes 1,242 shares beneficially owned by Mr. Ruch held in the name of XBF Inc.

(c) Based on a Schedule 13G filed with the Commission on February 11, 1999 by Dimensional Fund Advisors Inc.

(d) Based on a Schedule 13G filed with the Commission on February 13, 1998 by Fleet Financial Group, Inc. ("Fleet"). Fleet has sole voting power with respect to 623,399 shares of Common Stock, sole investment power with respect to 728,999 shares of Common Stock and shared investment power with respect to 300 shares of Common Stock.

(e) Includes 257,000 shares of Common Stock that Mr. Sere has the right to acquire within 60 days pursuant to options and 4,400 shares of Common Stock owned by Mr. Sere's minor son. Does not include 7,600 shares of Common Stock owned by Mr. Sere's wife, as to which Mr. Sere has no voting or dispositive power.

(f) Includes 150,000 shares of Common Stock and a warrant to acquire 100,000 shares of Common Stock beneficially owned by Torch Energy Advisors Incorporated ("Torch"). Mr. Bryan disclaims beneficial ownership of these shares. Mr. Bryan is Senior Managing Director of and a holder of 120,920 shares of Common Stock, representing a 23% ownership interest on a fully diluted basis, of the parent corporation of Torch. Includes 141,000 shares of common stock which Mr. Bryan has the right to acquire within 60 days pursuant to options. Excludes 6,250 shares of Common Stock owned by Mr. Bryan's wife, as to which he has no voting or dispositive power.

(g) Includes 16,000 shares of Common Stock which the director has the right to acquire within 60 days pursuant to options.

(h) Includes 18,000 shares of Common Stock which Mr. Kairouz has the right to acquire within 60 days pursuant to options.

(i) Includes 8,000 shares of Common Stock which Mr. Pressler has the right to acquire within 60 days pursuant to options and 2,000 shares of Common Stock owned indirectly through Teepee Petroleum Company, Inc.

(j) Includes 58,000 shares of Common Stock which Mr. Rankin has the right to acquire within 60 days pursuant to options.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

Nominees

      Each incumbent director identified in the table below is a nominee for election as director of the Company. The term of office for which the following persons are nominated will expire at the time of the 2000 Annual Meeting of Stockholders of the Company or when their respective successors shall have been elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the seven nominees named below unless otherwise indicated thereon. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead such other person as the Board of Directors may recommend. The nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Stockholders' Proposals for 2000 Annual Meeting."

      Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees listed and, unless marked to the contrary, proxies received from stockholders will be voted for the election of such nominees.

Directors and Executive Officers

      The following table provides information with respect to the directors and nominees for director and present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

                                                        Company
               Name                      Age         Position Since        Present Company Position
----------------------------------     -------     -------------------     ------------------------
J. Darby Sere                            51              1988               Chairman of the Board,* Chief
                                                                            Executive Officer, and President
William C. Rankin                        49              1997               Senior Vice President and Chief
                                                                            Financial Officer
Dr. Jack Birks                           79              1988               Director*
J. P. Bryan                              59              1987               Director*
Vincent H. Buckley                       76              1987               Director*
Habib Kairouz                            32              1994               Director*
A. K. McLanahan                          73              1987               Director*
Townes G. Pressler                       63              1998               Director*

----------------------------------
*  Nominee for director


  Mr. Sere has been the Company's Chairman of the Board since June 2, 1997, Chief Executive Officer since January 25, 1995, its President since November 27, 1997, and a Director since March 25,

1988. Mr. Sere was the Company's Chief Executive Officer from March 7, 1988 to June 29, 1994 and President from March 7, 1988 to June 2, 1997.

  Mr. Rankin has been Senior Vice President and Chief Financial Officer of the Company since September 29, 1997. Prior to joining the Company, Mr. Rankin was Vice President and Chief Financial Officer of Gulfstar Energy, Inc. From February 1996 to March 1997, he was Senior Vice President and Chief Financial Officer of Kelley Oil and Gas Corporation ("Kelley") and from March 1994 until he joined Kelley, Vice President and Chief Financial Officer of Kelley's largest shareholder, Contour Production Company. From December 1985 to November 1993, Mr. Rankin was a Financial Officer with Hadson Energy Resources Corporation and its predecessors, serving the last four years as Senior Vice President, Chief Financial Officer and a Director.

  Dr. Birks has been a Director of the Company since 1988. He was Chairman of the Board of Midland & Scottish Resources Plc. until September 30, 1997. He is life President of British Marine Technology Limited. Dr. Birks served as Chairman of the Board of North American Gas Investment Trust Plc. from 1989 until his retirement in 1995; as Chairman of the Board of Charterhouse Petroleum Plc from 1982 to 1986; as Chairman of the Board of London American Energy Inc. from 1982 to 1988; as Vice Chairman of the Board of Petrofina (UK) Limited from 1986 to 1989; and as a Managing Director of the Board of British Petroleum Company Plc from 1978 until his retirement in March 1982. He was appointed as a Director of Gulf Indonesia Resources Limited in August 1997.

  Mr. Bryan has served as a Director of the Company since June 2, 1997. He was the Company's Chairman of the Board from August 31, 1987 to June 2, 1997, and Chief Executive Officer from June 30, 1994 to January 25, 1995 and from August 31, 1987 to March 6, 1988. From January 1995 to February 1998, Mr. Bryan was Chief Executive Officer of Gulf Canada Resources Limited. He was Chairman of the Board of Nuevo Energy Company ("Nuevo") from March 1990 to December 1997, and was Chief Executive Officer of Nuevo from March 1990 to January 1995. Mr. Bryan was also Chairman of the Board and Chief Executive Officer of Torch and its predecessor from January 1985 to May 1997 and since October 1998 has served as the Senior Managing Director of Torch. Mr. Bryan is also a member of the Board of Directors of Republic Waste Industries.

  Mr. Buckley has been a Director of the Company since 1987. He has been Of Counsel to the law firm of Locke, Liddell & Sapp, L.L.P. since January 1989. He also serves as a Director of Enron Cactus III Corporation, a Director of Enron Cash Company and an Independent Manager of ECT Coal Co. III. Mr. Buckley was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 until September 1988, and was Vice President of Apache Corporation, an oil and gas company, from October 1982 to August 1984. From June 1950 until October 1982, he served in various legal and management positions for the Dow Chemical Company.

  Mr. Kairouz has been a Director of the Company since August 26, 1994. Mr. Kairouz is a Managing Director of Rho Management Company, Inc., an investment advisory firm which serves as advisor to the principal investor of Alpine Investment Partners. Prior to joining Rho in 1993, Mr. Kairouz was employed for five years in investment banking at the firms of Jesup & Lamont Securities, Inc. and more recently, Reich & Co., Inc. Under the agreement pursuant to which the Company acquired Odyssey Petroleum Company, certain former owners ("Owners") of the Odyssey Partnership acquired the right to designate one representative to the Company's Board of Directors. Pursuant to such agreement, until the earlier to occur of the five-year anniversary of the closing of such acquisition or the date such Owners no longer own at least 5% of the outstanding Common Stock of the Company, the Company is obligated to nominate and recommend to the Company's stockholders one representative of the Owners. Mr. Kairouz is the person so designated by the Owners.

  Mr. McLanahan has been a Director of the Company since November 6, 1987. He has been a First Vice President of PaineWebber Incorporated ("PaineWebber") since January, 1995. He was a Vice President of Kidder Peabody & Co., Inc., an investment banking firm, from April 1985 until its sale to

PaineWebber in 1995. From April 1982 to April 1985, he served as a Senior Vice President and Branch Office Manager of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm. Mr. McLanahan currently serves as Chairman of the Houston Symphony Society and the Governing Board of the Yale University Art Gallery.

  Mr. Pressler has been a Director of the Company since May 22, 1998. He has been owner and President of Tepee Petroleum Company, Inc., an exploration and production company with operations in Texas, Louisiana and Oklahoma, and Pressler Petroleum Consultants, a reservoir engineering consulting firm, since 1985. He currently serves as a Trustee of Pacific American Investors Trust and as a Director of Korea Industrial Holdings, Ltd. From 1983 to 1985, he was President, Chief Operating Officer and Director of Philip Hill Energy, Inc., PHE (Texas) Inc. and PHE (Ohio) Inc., three exploration and production companies owned by Philip Hill Investment Trust, London. From 1979 to 1983, he was co-founder, President and Director of Republic Oil and Gas Corp., a private exploration and production company. Mr. Pressler is a registered professional engineer in the state of Texas and has 38 years of experience in the oil and gas industry.

  All officers and directors (including the nominees) of the Company are United States citizens, except Dr. Birks who is a citizen of the United Kingdom.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following Summary Compensation Table details annual and long-term compensation paid during the periods indicated to persons described below:

                                                                                    Long Term
                                             Annual Compensation                   Compensation
                          -------------------------------------------------------  ------------
 Name and Principal                                             Other Annual        Number of      All Other
 Position                 Fiscal Year    Salary      Bonus     Compensation (1)      Options     Compensation
---------------------     -----------   --------   ---------   ----------------    ------------  ------------
J. Darby Sere........        1998       $234,000    $100,800         --               54,000       $58,085(2)
Chairman of the              1997(3)     103,500      57,000         --               55,000        27,217(4)
 Board and Chief             1997        183,000     100,000         --               55,000        30,037(5)
 Executive Officer           1996        171,000      70,000         --                    0        12,596(6)

William C. Rankin....        1998        176,400      45,900         --               24,000        26,143(7)
Senior Vice                  1997(3)      44,818      14,000         --              100,000         3,596(8)
 President and Chief
 Financial Officer
---------------------

(1) None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive.

(2) Includes $32,010 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan; $18,626 in payment of life insurance premiums; and $7,449 in payment of disability insurance premiums.

(3) Prior to July 1, 1997, the Company's fiscal year end was June 30 of each year. Subsequent to a transition period from July 1, 1997 to December 31, 1997 (the "Transition Period"), the Company changed its fiscal year end to December 31. The compensation reflected herein represents compensation paid during the six-month Transition Period.

(4) Includes $4,750 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan; $18,623 in payment of life insurance premiums; and $3,844 in payment of disability insurance premiums.

(5) Includes $7,500 in matching contributions under the Company's Simplified Employee Pension Plan; $18,693 in payment of life insurance premiums; and $3,844 in payment of disability insurance premiums.

(6) Includes $7,500 in matching contributions under the Company's Simplified Employee Pension Plan; $1,252 in payment of life insurance premiums; and $3,844 in payment of disability insurance premiums.

(7) Includes $21,259 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan and $4,885 in payment of disability premiums.

(8) Includes $3,596 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan.

Executive Employment Contracts

      On June 1, 1998, the Company entered into a three-year employment contract with J. Darby Sere to serve as the Company's President and Chief Executive Officer. The agreement provides for a base salary of $228,000 per year subject to increase at the discretion of the Compensation Committee. Mr. Sere is also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee), reimbursement for certain club membership fees, the use of a Company car and standard insurance and medical benefits.

      The agreement is terminable by either party, but, in the event that Mr. Sere's employment is terminated by the Company for reasons other than "cause" or by Mr. Sere for "good reason," the Company is obligated to pay Mr. Sere a severance payment equal to one and one-half times, or, in the event such termination occurs within two years of a change in control, three times, the sum of his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination. In addition, outstanding stock options and restricted stock will immediately vest. "Cause" is generally defined in the agreement as the failure of Mr. Sere to render services to the Company as provided in the agreement or the commission of fraud or other specified illegal acts. "Good reason" is defined generally as a material change in position or duties, a change in control of the Company, a reduction in salary or other benefits, a required relocation or a material breach of the agreement by the Company.

      On June 1, 1998, the Company entered into a two-year employment agreement with William C. Rankin to serve as the Company's Senior Vice President and Chief Financial Officer. The terms of this employment agreement provide for a base salary of $174,000 per year subject to increase at the discretion of the Compensation Committee. Mr. Rankin is also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee), reimbursement for certain club membership fees, an automobile allowance and standard insurance and medical benefits.

      The agreement is terminable by either party, but, in the event that Mr. Rankin's employment is terminated by the Company for reasons others than "cause" or by Mr. Rankin for "good reason," the Company is obligated to pay Mr. Rankin a severance payment equal to the sum of, or, in the event such termination occurs within two years of a change in control, two times the sum of, his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination. In addition, outstanding stock options and restricted stock will immediately vest. "Cause" and "good reason" have the same meaning in Mr. Rankin's contract as in Mr. Sere's.

Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning grants of options to purchase Common Stock made during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                      Number of        % of Total
                                      Securities         Options
                                      Underlying        Granted to          Per Share                            Grant Date
                                       Options         Employees in         Exercise         Expiration           Present
           Name                        Granted         Fiscal Year           Price (a)          Date              Value (b)
       -------------                -------------     --------------      -------------     ------------        -----------
J. Darby Sere..............                54,000           18%                $6.250          10/05/08             $85,320

William C. Rankin..........                24,000            8%                 6.250          10/05/08             $37,920

(a) The exercise price is the average of high and low price of the Common Stock on the date of grant.

(b) In accordance with the rules of the Securities and Exchange Commission, this column illustrates the gains that may exist for the respective options over a ten-year period using the Black-Scholes option pricing model. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black-Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The Grant Date Present Value set out in the column above is based on the following assumptions: (a) a ten-year option term; (b) 40% expected future annual stock volatility for the options; (c) a risk-free rate of return of 5 1/2% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability, forfeiture or vesting of options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

       The following table sets forth certain information concerning the exercise during the last fiscal year of options to purchase Common Stock by the executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Common Stock held by such individuals at December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the December 31, 1998 price of the Common Stock. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the values of unexercised, "in-the-money" stock options reflected in this table will be realized.


                                                                                 Unexercised Options at December 31, 1998
                                                                 ------------------------------------------------------------------

                               Number of                                   Number of                          Value of
                                 Shares                              Underlying Securities                In-the-Money Options
                                Acquired           Value         -----------------------------     --------------------------------
        Name                  On Exercise         Realized         Exercisable   Unexercisable         Exercisable    Unexercisable
    ------------             -------------     -------------     -------------   -------------      --------------    -------------
J. Darby Sere........          109,451          $519,892             231,000          78,000              --               --

William C. Rankin....               --                --              25,000          99,000              --               --

Long-Term Incentive Plan Awards in Last Fiscal Year

      At this time, the Company does not have a long-term incentive plan for its employees, other than the 1994 Stock Incentive Plan ("1994 Plan") and the 1996 Stock Incentive Plan ("1996 Plan").

1988 Plan

      In 1988, the Board of Directors adopted and stockholders approved the Company's 1988 Non-Qualified Stock Option Plan. The Company reserved 131,325 shares of Common Stock under the 1988 Plan and no further options will be granted under the 1988 Plan. Options under the 1988 Plan were granted by the Compensation Committee to directors, executive officers or key employees of the Company. The exercise price of an option was 100% of the fair market value on the date of the grant. Options granted under the 1988 Plan were all exercised by March 25, 1998, the expiration date of the 1988 Plan and options granted pursuant thereto.

1994 Plan

      In 1994, the Board of Directors adopted and stockholders approved the Bellwether Exploration Company 1994 Stock Incentive Plan. The Company has reserved 825,000 shares of Common Stock under the 1994 Plan. The Company has issued options to purchase an aggregate of 822,500 shares of Common Stock under the 1994 Plan.

      The 1994 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1994 Plan. The option price per share of Common Stock deliverable upon the exercise of a stock option is 100% of the fair market value of a share of Common Stock on the date the stock option is granted.

      Directors, officers and key employees of the Company and officers and key employees of Torch who render services to the Company under the Administrative Services Agreement between the Company and Torch, dated January 1, 1994 ("Administrative Services Agreement") are eligible to receive stock options or performance shares under the 1994 Plan.

1996 Plan

      In 1996, the Board of Directors adopted and the stockholders approved the Bellwether Exploration Company 1996 Stock Incentive Plan. The Company initially reserved 500,000 shares of Common Stock under the 1996 Plan and amended the plan on November 21, 1997 reserving another 500,000 shares.

Members of the Board of Directors who are not employed by the Company receive annual automatic grants of stock options.

      As of April 13, 1999, the Company had 153,000 shares of Common Stock available for grant under the 1996 Plan.

         INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

      The small size of the Company's Board of Directors lends itself to frequent informal discussions of Company matters among its members. The Board of Directors met formally four times during the last fiscal year.

      The Company has a Compensation Committee comprised of Messrs. McLanahan and Buckley and Dr. Birks (the "Compensation Committee"). The function of the Compensation Committee is to administer the 1994 Plan and the 1996 Plan, to establish the compensation of the Company's Chief Executive Officer and to review the compensation of the other officers of the Company. The Compensation Committee also meets to review Torch's performance under the Administrative Services Agreement, which agreement may be terminated by the Compensation Committee. The Compensation Committee met two times during the last fiscal year.

      The Company has an Audit Committee composed of Messrs. McLanahan and Buckley and Dr. Birks (the "Audit Committee"). The primary function of the Audit Committee is to review the annual audit of the Company's financial statements with the Company's independent accountants. In addition, the Audit Committee approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of the Company's procedures for internal auditing, the adequacy of the Company's system of internal accounting controls, and the Company's disclosure policies and procedures. The Audit Committee met once during the last fiscal year.

      During the last fiscal year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all Committees on which he served.

      The Company does not have a nominating committee.

Compensation Committee Interlocks And Insider Participation

      The service of the members of the Company's Compensation Committee does not create any corporate interlocks or insider participation between the Compensation Committee and another entity.

Compensation of Directors

      Directors of the Company who are neither officers nor employees of the Company ("Non-Employee Directors") received $5,000 per quarter during the fiscal year ended December 31, 1998, and were reimbursed for reasonable expenses incurred in attending such meetings. Each member of the Compensation and Audit Committees also received $1,000 per meeting. Directors who are officers or employees of the Company received no additional compensation for services as members of the Board of Directors. The Company paid a total of $134,000 in director fees for the last fiscal year. Each Non-Employee Director receives an annual grant of 4,000 options under the 1996 Plan.

Report Of The Compensation Committee On Executive Compensation

      The Compensation Committee is responsible for establishing policies concerning the compensation of the Company's executive officers. The report of the Compensation Committee describing the Company's compensation philosophy and objectives is presented below.

Compensation Committee Report

      As members of the Compensation Committee, we are responsible for the administration of the Company's 1994 Plan and the 1996 Plan. We also evaluate compensation levels of management and review with the Board of Directors the various factors affecting compensation of the Company's highest paid officers. In addition, the Compensation Committee considers management succession and related matters.

      The Compensation Committee continues to endorse the compensation policy of the Company, which is that a substantial portion of the annual compensation of each officer must be related to the performance of the Company, as well as the particular contribution of each officer. The Committee believes, however, that services of outstanding value can be rendered in periods of financial or operating stringency as well as during times of economic prosperity and that profitability under prevailing business conditions must be taken into account.

      During fiscal 1997, the Compensation Committee adopted an Annual and Long-Term Incentive Plan to establish guidelines for base compensation, incentive bonuses and stock options with the assistance of KPMG LLP, who prepared an Executive and Director Compensation Review in fiscal 1996. Performance measures and targets were established pursuant to the Plan.

      In evaluating the compensation of the Company's officers for the year ended December 31, 1998, the Committee recognized that several of the Company's performance measures and targets were not met. The Committee believes, however, that a significant factor in the Company's failure to meet targets set at the beginning of 1998 was the decline in oil prices from $14.44 at December 31, 1997 to $9.24 at December 31, 1998, a market factor over which executives have no control. For instance, for the year ended December 31, 1998, there was a reduction in oil and gas reserves compared to year-end 1997, based in part on price-related negative revisions. In addition, while operating cash flows did not meet set thresholds, if prices received during 1997 were applied to 1998 production, operating cash flows would have exceeded the threshold by $10 million.

     The Committee also noted that the acquisition of producing reserves was a Company goal set at the beginning of 1998 that was not achieved. The Committee believes that given unstable market conditions during the year the executive officers wisely refrained from participating in an unstable acquisition market and instead positioned the Company to be able to take advantage of a more attractive acquisition market expected in 1999.

      The Compensation Committee has reviewed the compensation of J. Darby Sere, the Chairman of the Board and Chief Executive Officer, and William C. Rankin, Senior Vice President and Chief Financial Officer, for the fiscal year ended December 31, 1998 and has concluded that the compensation of each aforesaid individual was reasonable in view of the Company's performance, their respective contributions to that performance and general market conditions. Their compensation was comprised of three elements: (1) base compensation; (2) incentive bonus; and (3) stock options.

      Base Compensation. The base salary decision takes into account the employee's contributions to Company performance, internal equity among officers and compensation set for comparable positions by the Company's competitors. The Compensation Committee analyzes proxy and annual report information to determine base salaries paid by such peer group companies. The Committee determined that Mr. Sere's salary was below the mean and median of the Company's peer group and therefore, effective

October 1, 1998, increased his salary by $24,000 to $252,000. The Committee also took into account Mr. Sere's leadership role in several cost savings measures including the reduction of the Company's administrative services fee with Torch Energy Advisors Incorporated and the closing of an office of the Company in Dallas, his development of an active acquisitions program as well as an integrated team approach to exploration, exploitation and acquisition efforts, his supervision of a stock buyback program, and his contributions to the growth of the Company's capital budget and increased oil and gas production.

      Effective October 1, 1998, the Committee also increased Mr. Rankin's salary by $9,600 to $183,600, taking into account Mr. Rankin's material role in negotiating the reduction of the Company's administrative services fee with Torch Energy Advisors Incorporated and restructuring of the services contract, his role in evaluating the closing of an office of the Company in Dallas, his role in evaluating the stock buyback program, his role in evaluating a cost-saving interest rate swap, and his role in negotiating an amendment to the Company's bank credit agreement.

     Bonus Compensation. For his contributions during fiscal 1998, Mr. Sere was granted a bonus of $100,800, representing approximately 40% of his base salary, and Mr. William C. Rankin was granted a bonus of $45,900, representing approximately 25% of his base salary.

      In awarding bonus compensation, the Committee took several factors into account in addition to market conditions and the factors set forth above under "Base Compensation." During 1998, through management's efforts the Company successfully built an inventory of high-impact, technology-driven prospects for drilling in 1999 and beyond. Moreover, the Committee also noted that bonuses for performance during 1997 were, based on the pool created by the Annual and Long-Term Incentive Plan, underpaid by a significant amount.

      Stock-Based Compensation. The Compensation Committee believes that stock options serve as important long term incentives for executive officers of the Company by encouraging continued employment and commitment to the performance of the Company. Moreover, the Compensation Committee believes that stock options are an excellent means to align the interests of the Company's officers with those of its stockholders.

      The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. In addition, the Compensation Committee strives to grant options at a level sufficient to provide a strong incentive for executives to work for the long-term success of the Company. The Compensation Committee considers the number of options and terms thereof currently held by an executive officer in determining individual grants, to ensure that the terms of the options, in light of prevailing economic conditions, have not lost their incentive value.

      Taking into account the above factors, in 1998 the Committee granted additional stock option awards to the Company's employees. In particular, the Committee awarded an option to Mr. Sere to purchase 54,000 shares of Common Stock and an option to Mr. Rankin to purchase 24,000 shares of Common Stock. See "Executive Compensation." In 1999, the Committee granted an additional 30,000 stock options to Mr. Rankin in order to maintain an overall competitive compensation package.

      The main elements of the Company's compensation policy of base salary, bonus and stock options constitute an appropriate reward for the short and long-term efforts of the Company's officers and officers of its principal subsidiaries in order to support the future development of the Company and growth in stockholder value.

                                 Dr. Jack Birks
                               Vincent H. Buckley
                                A. K. McLanahan

                       TRANSACTIONS WITH RELATED PERSONS

Relationship with Torch and Affiliates

      Administrative Services Agreement

      The Company has been party to the Administrative Services Agreement with Torch since 1987. Torch, headquartered in Houston, Texas, is primarily engaged in the business of providing outsourcing services for clients in the energy industry with respect to the acquisition and divestiture, exploration, development, exploitation and operation of oil and gas properties, including management advisory services, legal, financial and accounting services, and the marketing of oil and gas. In addition, Torch provides energy industry investment management and advisory services for public companies and private investors. The Administrative Services Agreement is subject to termination by the Company upon one year's prior notice. The Administrative Services Agreement has an initial term expiring on December 31, 1999 and may not be terminated by Torch prior to such date. The Company and Torch are currently renegotiating the terms of the Administrative Services Agreement. No new terms have been definitively agreed upon.

      The Administrative Services Agreement requires Torch to administer certain activities of the Company for a monthly fee. These administrative services include providing the Company with office space, equipment and supplies, accounting, legal, financial, information technology and risk management support, maintaining the books and records of the Company and preparing any reports or other documents required by governmental authorities. The Company was also provided with geological and engineering services under the Agreement until July 1998 when the Company brought such functions in house. The Company presently intends to continue to operate under the Administrative Services Agreement or its replacement.

      The monthly fee payable to Torch under the Administrative Services Agreement is equal to (i) one-twelfth of 2% of the book value of the Company's assets, excluding cash and cash equivalents, plus (ii) 2% of operating cash flows during such month less 20% of operator's overhead charged on Torch operated properties. The fees paid for the fiscal year ended December 31, 1998, were $4 million. The Company believes that the terms and fees under the Administrative Services Agreement are comparable with those that could be negotiated with a third party in an arm's length transaction and are fair to the Company.

      Under the Administrative Services Agreement, the monthly fee for administrative services does not apply to extraordinary investing and financing services that Torch may agree to provide to the Company upon the Company's request. For such investing and financing services the Company pays Torch a fee on an hourly basis for Torch employees providing such services, certain overhead expenses with respect to such Torch employees and any related expenses. The Company did not pay any fees for these services during the fiscal year ended December 31, 1998.

      The Company has agreed to indemnify Torch and its affiliates for liabilities incurred by Torch or its affiliates for actions taken under the Administrative Services Agreement, other than acts of fraud, willful misconduct or gross negligence of Torch or its affiliates or any of their employees.

      The Compensation Committee of the Board of Directors, which is composed of persons who are not employees of Torch or the Company, meets periodically to review Torch's performance under the Administrative Services Agreement. In addition, a Special Committee of the Board of Directors, which is composed of persons who are not affiliated with Torch, was formed to monitor negotiations related to the Administrative Services Agreements.

      Other Relationships with Torch

      Torch markets a portion of the oil and natural gas production for certain properties in which the Company owns an interest. For the fiscal year ended December 31, 1998, marketing fees paid by the Company to Torch amounted to $1.143 million.

      Torch began operating the Snyder Gas Plant ("Gas Plant") in December 1993 pursuant to an operating agreement with the Company and other interest owners in the Gas Plant. The amount paid to Torch in connection with such operations during the fiscal year ended December 31, 1998 was $72,000.

      Torch operates certain oil and gas interests owned by the Company. The Company is charged, on the same basis as other third parties, for all customary expenses and cost reimbursements associated with these activities. Torch's overhead charges to the Company for these activities for the fiscal year ended December 31, 1998 were $1.349 million.

      Costs of evaluating potential property acquisitions and due diligence conducted in conjunction with acquisitions are incurred by Torch at the Company's request. The Company was charged $379,000 for such costs in the fiscal year ended December 31, 1998.

      Ownership of Torch

      On September 30, 1996, Torch Acquisition Company ("TAC"), a company formed by executive management of Torch, acquired all of the outstanding shares of capital stock of Torch from United Investors Management Company ("United"), a subsidiary of Torchmark Corporation. J.P. Bryan, a director of the Company, is the Senior Managing Director of TAC and owns 120,920 shares of common stock of TAC, representing 23% of the shares of TAC on a fully diluted basis.

      Mining Ventures

      During fiscal year 1992, the Company acquired an average 24.4% interest in three mining ventures (the "Mining Ventures") from an unaffiliated person for $128,500. At the time of such acquisition, Mr. Bryan, his brother, Shelby Bryan, and Robert L. Gerry III, a director of Nuevo Energy Company (the "Affiliated Group"), owned an average 21.5% interest in the Mining Ventures.
The Company's interest in the Mining Ventures increases as it pays costs of the venture while the interest of the Affiliated Group decreases. In 1998, the Company invested $88,000, bringing the total investment to $476,000 as of December 31, 1998. The Company wrote down the value of the assets by $465,000 at December 31, 1998.

      Loan to Executive Officer

      On September 3, 1998, the Company agreed to establish a line of credit in favor of J. Darby Sere in an amount up to $200,000. Amounts outstanding under the line of credit bear interest at a variable rate equivalent to a comparable broker loan rate and are due and payable on September 30, 1999. As of December 31, 1998, the outstanding balance under the line of credit was $150,000. Mr. Sere borrowed an additional $25,000 under the line of credit on each of January 25, 1999 and February 4, 1999. As of March 31, 1999, the outstanding balance under the line of credit was $200,000. On February 9, 1999, the Company agreed to loan Mr. Sere an additional $318,700. The loan bears interest at a variable rate equivalent to a comparable broker loan rate and is due and payable on May 9, 1999. As of March 31, 1999, the outstanding balance under the loan was $318,700.

                               PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at a date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("Broad Market") and the cumulative total return on the Dow Jones Secondary Oil Index ("Industry Index") for the period of five and one-half years commencing June 30, 1993 and ending December 31, 1998.

                                         Bellwether                Industry Index               Broad Market
                                    --------------------        --------------------        --------------------

Fiscal Year Ending 6/93                      100                           100                       100
Fiscal Year Ending 6/94                   122.22                        101.31                    109.66
Fiscal Year Ending 6/95                   133.33                        107.27                    128.61
Fiscal Year Ending 6/96                   133.33                        128.13                    161.89
Fiscal Year Ending 6/97                   222.92                        152.08                    195.02
Transition Period Ending 12/97            244.44                        156.05                    213.05
Fiscal Year Ending 12/98                  109.72                        104.58                    300.49

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all
Section 16(a) forms they filed with the Commission.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company's officers, directors and greater than ten percent shareholders under Section 16(a) were satisfied during the fiscal year ended December 31, 1998.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

      No person other than nominees selected by the Board of Directors shall be eligible for election as a director unless written notice of a nomination is received from a stockholder of record by the Secretary of the Company not less than 90 days prior to the 2000 Annual Meeting, accompanied by the written consent of the nominee to be a nominee and to serve as a director. Such statement must also contain the Bellwether stock ownership of the nominee, occupations and business history for the previous five years, other directorships and all other information required by the federal proxy rules in effect at the time the proposed nominee submits the statement.

      Proposals of stockholders of the Company that are intended to be presented at the 2000 Annual Meeting of the Stockholders of the Company must be received by the Secretary of the Company not less than 120 days in advance of April 28, 2000. Such proposals must be in conformity with all applicable legal provisions including Rule 14a-8 of the General Rules and Regulations under the Exchange Act and the Bylaws of the Company.

      The persons named in the Company's form of proxy for the 2000 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by March 14, 2000, unless the Company changes the date of its 2000 Annual Meeting of Stockholders by more than 30 days from the date of the 1999 Annual Meeting of Stockholders, in which case such person will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2000 Annual Meeting of Stockholders.

      If the date of the 2000 Annual Meeting of Stockholders is advanced or delayed by more than 30 calendar days from the date of the 1999 Annual Meeting of Stockholders, the Company shall, in a timely manner, inform stockholders of such change by including a notice under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

      In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals by certified, mail, return receipt requested.

                                 OTHER MATTERS

      The cost of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the expenses incurred by brokerage houses nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telecopy, fax telegram or personal interview. Such persons will receive no additional compensation for such services.

     The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters should properly come before the meeting, the accompanying proxy confers discretionary authority on the persons named therein to vote thereon in accordance with the recommendations of the Board of Directors.

                                    By Order of the Board of Directors

                                    /s/ ROBERT J. BENSH
                                    --------------------------------------
                                    Robert J. Bensh
                                    Secretary

April 28, 1999

     COPIES OF THE COMPANY'S ANNUAL REPORT AND THE COMPANY'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, ARE AVAILABLE AT NO COST TO THE STOCKHOLDERS OF THE COMPANY UPON WRITTEN REQUEST TO ROBERT J. BENSH, SECRETARY OF THE COMPANY, AT 1331 LAMAR STREET, SUITE 1455, HOUSTON, TEXAS 77010-3039.

PROXY

                        BELLWETHER EXPLORATION COMPANY
               1331 LAMAR, SUITE 1465, HOUSTON, TEXAS 77010-3039

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                        ANNUAL MEETING ON MAY 28, 1999

        The undersigned hereby constitutes and appoints J. Darby Sere and William C. Rankin and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Bellwether Exploration Company held of record by the undersigned on April 13, 1999 at the Annual Meeting of Stockholders to be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas on Friday, May 28, 1999, and at any adjournments thereof, on all matters coming before said meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                        (continued on the reverse side)

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.


                                 FOR    WITHHELD
1. Election of Directors         [_]       [_]

To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

---------------------------------

NOMINEES:   J. Darby Sere
            Dr. Jack Birks
            J.P. Bryan
            Vincent H. Buckley
            Habib Kairouz
            A.K. McLanahan
            Townes G. Pressler

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please check box if you plan to attend the annual meeting on May 28, 1999.  [_]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.


SIGNATURE(S)                                                    Date
            --------------------------------------------------      ------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please indicate your full title as such.